                                   $35,000,000


                                LOAN AND SECURITY
                                    AGREEMENT



                                 by and between



                     The CIT Group/Business Credit, Inc.

                                      and

                                XeTel Corporation


                                 March __, 2000

                                TABLE OF CONTENTS

1.   PARTIES ................................................................. 1
     1.1     Borrower ........................................................ 1
     1.2     Lender .......................................................... 1

2.   LOANS AND OTHER CREDIT ACCOMMODATIONS ................................... 1
     2.1     Revolving Loans ................................................. 1
     2.2     Letters of Credit ............................................... 2
     2.3     Minimum Excess Availability ..................................... 4

3.   INTEREST AND FEES ....................................................... 4
     3.1     Interest ........................................................ 4
     3.2     Prime Rate ...................................................... 5
     3.3     LIBOR Provisions ................................................ 5
     3.4     Fees ............................................................10
     3.5     Capital Adequacy ................................................10
     3.6     Additional Costs ................................................11

4.   GRANT OF SECURITY INTEREST ..............................................11
     4.1     Grant of Security Interest ......................................11
     4.2     Obligations .....................................................11
     4.3     Collateral ......................................................12
     4.4     Inventory .......................................................12
     4.5     Cash and Financial Assets Security ..............................13
     4.6     Continuation of Security Interest ...............................13
     4.7     Election of Remedies ............................................13
     4.8     Credit Balances and Security ....................................13
     4.9     General Intangibles .............................................13

5.   COLLECTION AND ADMINISTRATION ...........................................13
     5.1     Collections .....................................................13
     5.2     Charges to Loan Account .........................................14
     5.3     Payments ........................................................14
     5.4     Loan Account Statements .........................................14
     5.5     Direct Collections ..............................................14
     5.6     Attorney-in-Fact ................................................14
     5.7     Liability .......................................................15
     5.8     Administration of Accounts ......................................15
     5.9     Documents .......................................................15
     5.10    Access ..........................................................15
     5.11    Environmental Audits ............................................15

6.   ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS ....................15
     6.1     Financial and Other Reports .....................................15
     6.2     Trade Names .....................................................16
     6.3     Losses ..........................................................16
     6.4     Books and Records ...............................................16
     6.5     Title ...........................................................16
     6.6     Disposition of Assets ...........................................16
     6.7     Insurance .......................................................16
     6.8     Compliance With Laws ............................................17

     6.9     Accounts ........................................................17
     6.10    Equipment .......................................................17
     6.11    Financial Covenants .............................................17
     6.12    Affiliated Transactions .........................................17
     6.13    Fees and Expenses ...............................................17
     6.14    Further Assurances ..............................................18
     6.15    Environmental Condition .........................................18
     6.16    Year 2000 Compliance ............................................18
     6.17    State of Incorporation ..........................................18
     6.18    Acquisitions and Stock Repurchases ..............................19
     6.19    Material Adverse Effect .........................................19
     6.20    Additional Conditions ...........................................19

7.   EVENTS OF DEFAULT AND REMEDIES ..........................................19
     7.1     Events of Default ...............................................19
     7.2     Remedies ........................................................20
     7.3     Application of Proceeds .........................................20
     7.4     Lender's Cure of Third Party Agreement Default ..................21

8.   JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS ...................21
     8.1     JURY TRIAL WAIVER ...............................................21
     8.2     Counterclaims ...................................................21
     8.3     Jurisdiction ....................................................21
     8.4     No Waiver by Lender .............................................21

9.   TERM OF AGREEMENT; MISCELLANEOUS ........................................21
     9.1     Term ............................................................21
     9.2     Early Termination ...............................................22
     9.3     Termination Indemnity Deposit ...................................22
     9.4     Notices .........................................................22
     9.5     Severability ....................................................22
     9.6     Entire Agreement; Amendments; Assignments .......................22
     9.7     Discharge of Borrower ...........................................22
     9.8     Usage ...........................................................22
     9.9     Governing Law ...................................................22
     9.10    ENTIRE AGREEMENT ................................................23
     9.11    Maximum Interest ................................................23

10.  ADDITIONAL DEFINITIONS AND TERMS ........................................23
     10.1    Definitions Applicable to Revolving Loans and Other
             Credit Accommodations ...........................................23
     10.2    Financial Covenant Definitions ..................................24
     10.3    Interest, Fees & Charges ........................................25
     10.4    Financial Covenants and Ratios ..................................26
     10.5    Additional Provisions ...........................................26
     10.6    Term ............................................................27

                           LOAN AND SECURITY AGREEMENT


     This Loan and Security Agreement ("AGREEMENT") is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower. Certain terms are defined within this Agreement and within Section 10 hereof.

1.   PARTIES

     1.1 Borrower. The "BORROWER" is identified in Section 10.5(c) and its successors and assigns. If more than one Borrower is specified in Section 10.5(c), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

     1.2 Lender. The "LENDER" is THE CIT GROUP/BUSINESS CREDIT, INC. and its agents, designees, representatives, successors and assigns.

2.   LOANS AND OTHER CREDIT ACCOMMODATIONS

     2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("REVOLVING LOANS") in amounts requested by Borrower from time to time, but (i) not in excess of the Net Availability existing immediately prior to the making of the requested loan,
(ii) proceeds of the Revolving Loans shall not be used to acquire inventory in excess of the Inventory Sublimit set forth in Section 10.1(c), (iii) provided the requested loan would not cause the outstanding Obligations to exceed the Maximum Credit and (iv) provided that any Revolving Loans that may be made due to the inclusion of clause (vi) within the definition of Gross Availability shall be (x) made quarterly and (y) shall be repaid within fourteen (14) days after such Revolving Loan is made, unless otherwise agreed by Lender.

     (a) The "MAXIMUM CREDIT" is set forth in Section 10.1(a).

     (b) The "GROSS AVAILABILITY" is at any time (i) the product of the outstanding amount of Eligible Accounts, multiplied by the Eligible Accounts Percentage set forth in Section 10.1(b), plus (ii) the product(s) obtained by multiplying the applicable Eligible Inventory Percentage(s) for Finished Goods, if any, set forth in Section 10.1(b) by the values (based on the lower of cost or market value) of Eligible Inventory that is finished goods, plus (iii) the product(s) obtained by multiplying the applicable Eligible Inventory Percentage(s) for Component Goods, if any, set forth in Section 10.1(b) by the values (based on the lower of cost, market or appraised value) of Eligible Inventory that is component parts, plus (iv) the product(s) obtained by multiplying the applicable Eligible Inventory Percentage(s) for work in progress, plus (v) $1,000,000, if any, set forth in Section 10.1(b) by the values (based on the lower of cost, market or appraised value) of Eligible Inventory that is work in progress, but the amount so added under subsections
(ii), (iii), (iv) and (v) hereof shall not exceed any sublimits set forth in
Section 10.1(c) plus (vi) any cash in an amount not to exceed $7,500,000 secured by a Pledge Agreement and a Control Agreement as described in Section 4.5 hereto, provided that such cash may be included within the calculation of Gross Availability only if no Event of Default exists and at Lender's sole discretion.

     (c) The "NET AVAILABILITY" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Obligations to Lender.

     (d) "ELIGIBLE ACCOUNTS" are accounts created by Borrower in the ordinary course of its business which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment, on thirty (30) days' prior written notice to Borrower. Lender shall, in general, deem and continue to deem accounts to be Eligible Accounts if: (1) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in Section 10.1(d); (2) the amounts of the accounts reported to Lender are absolutely owing to Borrower and payment is not conditional or contingent, (such as consignments, guaranteed sales or right of return or other similar terms); (3) the account debtor's chief executive office or principal place of business is located in the United States or Lender has expressly approved as an eligible account debtor an account debtor whose chief executive office or principal place of business is not located in the United States; (4) such accounts do not arise from progress billings, unbilled receivables, retainages or bill and hold sales not to exceed $2,000,000 (unless Lender is provided with proper identification, acceptable backlog, tri-party documentation, and such accounts are less than 45 days from the date of invoice, all satisfactory to Lender in its reasonable discretion); (5) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof, unless waived by Lender; (6) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise; (8) there has been compliance with the Assignment of Claims Act or similar State or local law, if applicable, if the account debtor is the United States or any domestic governmental unit; (9) Borrower has delivered to Lender such documents as Lender may have requested pursuant to Section 5.9 hereof in connection with such accounts and Lender shall have received verifications of such accounts, satisfactory to it, if sent to the account debtors or any other obligors or any bailees pursuant to Section 5.5 hereof; (10) there are no known facts existing or threatened which might result in any adverse change in the account debtor's financial condition; (11) accounts owed by an account debtor and its affiliates do not represent more than thirty-five percent (35%) of all otherwise Eligible Accounts (the amount exceeding thirty-five percent (35%) shall not be eligible); (12) not more than fifty percent (50%) of the accounts of an account debtor or its affiliates owed to Borrower are more than the number of days set forth in Section 10.1(d), except not more than twenty-five percent (25%) of the accounts described in subsection (4) as bill and hold sales are more than forty-five (45) days from invoice date; (13) such accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the amount of any customer credit limits as established from time to time on notice to Borrower (the amount exceeding the credit limit shall not be eligible); and (14) such accounts are owed by account debtors deemed creditworthy at all times by Lender.

     (e) "ELIGIBLE INVENTORY" is inventory owned by Borrower which is and remains acceptable to Lender for lending purposes and is located at one of the addresses set forth in Section 10.5(e).

     (f) Lender shall have a continuing right to reduce the Gross Availability by implementing Reserves ("RESERVES"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's sole judgment, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral. Customer Deposits and Letter of Credit Guaranties shall constitute Reserves reducing Gross Availability.

     (g) If a voluntary or involuntary petition under the Bankruptcy Code is filed against Borrower, then Lender need not make loans or issue Letters of Credit.

     (h) Revolving Loans and Letters of Credit will not at any time exceed the Gross Availabiity unless Lender has consented.

     2.2 Letters of Credit. In order to assist Borrower in establishing or opening Letters of Credit with an Issuing Bank, Borrower has requested Lender to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letter of Credit Guaranty, thereby lending Lender's credit to Borrower and Lender has agreed to do so. These arrangements shall be handled by Lender subject to the terms and conditions set forth below.

     (a) "ISSUING BANK" shall mean the bank issuing Letters of Credit for Borrower.

     (b) "LETTERS OF CREDIT" shall mean all letters of credit issued with the assistance of Lender in accordance with Section 2.2 hereof by the Issuing Bank for or on behalf of Borrower.

     (c) "LETTER OF CREDIT GUARANTY" shall mean the guaranty delivered by Lender to the Issuing Bank of Borrower's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

     (d) "LETTER OF CREDIT GUARANTY FEE" shall mean the fee Lender may charge Borrower under Section 3.4(f) of this Agreement for: (i) issuing a Letter of Credit Guaranty, and/or (ii) otherwise aiding Borrower in obtaining Letters of Credit, all pursuant to Sections 2.2 and 3.4 hereof.

     (e) "LETTER OF CREDIT SUB-LINE" shall mean the commitment of Lender to assist Borrower in obtaining Letters of Credit, pursuant to Section 2.2 hereof, in an aggregate amount of $l,000,000.

     (f) Within the Maximum Credit and Net Availability, Lender shall assist Borrower in establishing or opening Letters of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. Lender's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in Lender's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to Lender, the Issuing Bank and Borrower. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Net Availability as a Reserve.

     (g) Lender shall have the right, without notice to Borrower, to charge Borrower's Revolving Loan Account (as defined in Section 5 hereof) with the amount of any and all indebtedness, liability or obligation of any kind incurred by Lender under the Letters of Credit Guaranty at the earlier of a) payment by Lender under the Letters of Credit Guaranty, or b) the occurrence of an Event of Default. Any amount charged to Borrower's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in
Section 3 of this Agreement.

     (h) BORROWER UNCONDITIONALLY INDEMNIFIES LENDER AND HOLDS LENDER HARMLESS FROM ANY AND ALL LOSS, CLAIM OR LIABILITY INCURRED BY LENDER ARISING FROM ANY TRANSACTIONS OR OCCURRENCES RELATING TO LETTERS OF CREDIT ESTABLISHED OR OPENED FOR BORROWER'S ACCOUNT, THE COLLATERAL RELATING THERETO AND ANY DRAFTS OR ACCEPTANCES THEREUNDER, AND ALL OBLIGATIONS THEREUNDER, INCLUDING ANY SUCH LOSS OR CLAIM DUE TO ANY ERRORS, OMISSIONS, NEGLIGENCE, MISCONDUCT OR ACTION TAKEN BY ANY ISSUING BANK, OTHER THAN FOR ANY SUCH LOSS, CLAIM OR LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDER UNDER THE LETTERS OF CREDIT GUARANTY. THIS INDEMNITY SHALL SURVIVE TERMINATION OF THIS AGREEMENT. BORROWER AGREES THAT ANY CHARGES INCURRED BY LENDER FOR BORROWER ACCOUNT BY THE ISSUING BANK SHALL BE CONCLUSIVE ON LENDER AND MAY BE CHARGED TO BORROWER'S REVOLVING LOAN ACCOUNT.

     (i) Lender shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or any breach of contract between the shipper or vendors and Borrower.

     (j) Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on Borrower and shall not put Lender in any resulting liability to Borrower. In furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in Lender's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrower. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or Borrower's instructions with respect thereto, Lender shall exercise its rights hereunder in its sole and reasonable business judgement. In addition, without Lender's express consent and endorsement in writing, Borrower agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by Lender, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

     (k) Borrower agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and any certificates in that regard that Lender may at any time request will be promptly furnished. In this connection, Borrower warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, the city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely Borrower's risk, liability and responsibility.

     (l) Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, Lender shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by Borrower to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to Lender and apply in all respects to Lender and shall be in addition to any rights, remedies, duties or obligations contained herein.

     2.3 Minimum Excess Availability. Following the effective date of this Agreement ("CLOSING DATE") and the application of the proceeds of the initial Revolving Loan, Borrower must have Net Availability at least equal to the Minimum Excess Availability amount set forth in Section 10.1(g) hereto, provided that all of Borrower's indebtedness, liabilities, obligations and payables are then current in accordance with Borrower's usual business practices.

3.   INTEREST AND FEES

     3.1 Interest.

     (a) Interest on the Revolving Loans shall be payable by Borrower on the first day of each month, calculated upon the greater of (i) the closing daily balances in the Revolving Loan Account of Borrower for each day during the immediately preceding month or (ii) $3,000,000, at the lesser of (i) the Maximum Rate set forth in Section 10.3(i) or (ii) the per annum rate set forth as the Applicable Rate in Section 10.3(a). If at any time the Applicable Rate for any Revolving Loan shall exceed the Maximum Rate, thereby causing the interest accruing on such Revolving Loan to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Revolving Loan shall not reduce the rate of interest on such Revolving Loan below the Maximum Rate until the aggregate amount of interest accrued on such Revolving Loan equals the aggregate amount of interest which would have accrued on such Revolving Loan if the Applicable Rate had at all times been in effect. The Applicable Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Applicable Rate, effective as of the date of each such change. On and after any Event of Default (which is not cured within any applicable grace period or waived by Lender) or termination or non-renewal hereof, interest on all unpaid Obligations shall accrue at a rate equal to the lesser of (i) the Maximum Rate or (ii) two percent (2%) per annum in excess of the Applicable Rate otherwise payable, until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. Interest shall in no month be less than the Applicable Rate on the first day of such month multiplied by the Minimum Borrowing set forth in Section 10.1(e). In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

     3.2 Prime Rate Provisions.

     (a) All Revolving Loans shall be Prime Rate Loans unless Borrower is permitted to designate Revolving Loans as LIBOR Loans pursuant to Section 3.3 hereof

     (b) "APPLICABLE PRIME RATE MARGIN" shall mean zero percent when Borrower reports for the prior two consecutive quarters cumulative Net Income of at least one dollar, as defined in Section 10.2 hereof, and shall mean one-half of one percent when Borrower reports a cumulative Net Loss, as defined in Section 10.2 hereof, for the prior two consecutive fiscal quarters.

     (c) The "PRIME RATE" is the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York, or its successors and assigns from time to time as its prime rate.

     (d) "PRIME RATE LOAN" shall mean any loans made pursuant to this Agreement which are made or maintained at a rate of interest based upon the Prime Rate.

     3.3 LIBOR Provisions.

     (a) So long as (i) Borrower's average outstanding Revolving Loan balance exceeds $10,000,000.00, (ii) Borrower has not reported a cumulative Net Loss for the prior two consecutive fiscal quarters, and (iii) no Event of Default is in effect, Borrower shall be permitted to designate Revolving Loans as LIBOR Loans in accordance with this Section 3.3.

     (b) "APPLICABLE LIBOR MARGIN" shall mean for any day, the margin of interest over LIBOR that is applicable when any Applicable Rate based on LIBOR is determined under this Agreement. The Applicable LIBOR Margin is subject to adjustment (upwards or downwards, as appropriate) based on Borrower's Fixed Charge Coverage Ratio. Effective as of each Adjustment Date (as defined in
Section 6.11 hereof), the Applicable LIBOR Margin shall be adjusted as follows based on the Fixed Charge Coverage Ratio as demonstrated by the most recently delivered Compliance Certificate as required by Section 6.11 hereof:

            FIXED CHARGE
           COVERAGE RATIO              APPLICABLE LIBOR MARGIN
           --------------              -----------------------
          Less than 1.25                        3.00%

          Greater than or equal
            to 1.25 but less
            than 2.75                           2.75%

          Greater than or equal
            to 2.75 but less
            than 4.00                           2.50%

          Greater than or equal
            to 4.00                             2.25%

After each adjustment of the Applicable LIBOR Margin in accordance herewith due to a change in the Fixed Charge Coverage Ratio as demonstrated by the Compliance Certificate, the new Applicable LIBOR Margin shall apply to all LIBOR Loans made thereafter until the next Adjustment Date as of which the Compliance Certificate demonstrates a change in the Fixed Charge Coverage Ratio to a level for which another Applicable LIBOR Margin shall apply. Upon the request of Lender, Borrower must demonstrate to the reasonable satisfaction of Lender the required Fixed Charge Coverage Ratio in order to obtain an adjustment to a lower Applicable LIBOR Margin. If Borrower fails to furnish to Lender any Compliance Certificate (with accompanying financial statements) by the date required by this Agreement, then the maximum Applicable LIBOR Margin shall apply at all times after such date for all LIBOR Loans made or outstanding after such date until Borrower furnishes the required Compliance Certificate (with accompanying financial statements) to Lender.

     (c) "EUROCURRENCY RESERVE REQUIREMENTS" for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to Lender and/or any present or future lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by Lender and/or any such lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

     (d) "INTEREST PERIOD" shall mean:

         (i) with respect to any initial request by Borrower for a LIBOR Loan, a 30, 60 or 90 day period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending 30, 60 or 90 days thereafter, as applicable; and

         (ii) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of Borrower, any 30, 60 or 90 days period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending 30, 60 or 90 days thereafter, as applicable;

     provided that, the foregoing provisions relating to Interest Periods are subject to the following:

              (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

              (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

              (c) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) Chase Manhattan Bank quotes an applicable rate or Lender determines LIBOR, as provided in the definition of LIBOR, (y) LIBOR determined by Chase Manhattan Bank or Lender will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the last day of the then current Term of this Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, Borrower shall continue to pay interest on the Obligations at the applicable per annum rate based upon the rate then applicable to Prime Rate Loans.

     (e) "LIBOR LOAN" shall mean any loans made pursuant to this Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Event of Default has occurred hereunder, which has not been waived in writing by Lender, and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to the end of a Term or any applicable Early Termination Date.

     (f) "LIBOR" shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) the applicable LIBOR quoted to Lender by The Chase Manhattan Bank (or any successor thereof), or, if unavailable under (a), (b) the rate of interest determined by Lender at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Lender) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two
(2) Business Days prior to the beginning of such Interest Period.

     (g) In accordance with Section 3.1(a) hereof, Borrower may request LIBOR Loans on the following terms and conditions: Borrower may elect, subsequent to the Closing Date and from time to time thereafter (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Prime Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Prime Rate Loans by giving Lender at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Prime Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should Borrower elect to convert Prime Rate Loans to LIBOR Loans, it shall give Lender at least three Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day, then such conversion shall be made on the next succeeding Business Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were a Prime Rate Loan. All or any part of outstanding Prime Rate Loans then outstanding with respect to Revolving Loans may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of at least $500,000, with additional increments of $100,000.

     (h) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to LIBOR determined for each Interest Period in accordance with the terms hereof plus the Applicable LIBOR Margin.

     (i) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360-day year and shall be payable as provided in Section 3.1(a) and, in addition, on the last day of the applicable Interest Period.

     (j) If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

     (k) Borrower may not have more than five (5) facilities which are LIBOR Loans outstanding at any given time.

     (l) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided Borrower so notifies Lender, at least three Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Agreement, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Loans shall convert to Prime Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by Borrower pursuant hereto shall specify whether such election, conversion or continuation is for a 30, 60 or 90 day period. Notwithstanding anything to the contrary contained herein, Lender (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR rate market or source or otherwise "match fund" to fund LIBOR Loans, but any and all provisions hereof relating to LIBOR Loans shall be deemed to apply as if Lender (and any participant, if applicable) had purchased such deposits to fund any LIBOR Loans.

     (m) As further set forth in Section 3.6 hereof, in the event that Lender (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon Borrower) that by reason of circumstances affecting the interbank LIBOR rate market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to (a) a proposed loan that Borrower has requested be made as a LIBOR Loan, (b) a LIBOR Loan that will result from the requested conversion of a Prime Rate Loan into a LIBOR Loan or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, Lender shall forthwith give written notice of such determination to Borrower at least two (2) days prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Prime Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Prime Rate Loan, (ii) any Prime Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Prime Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Prime Rate Loan. Until such notice has been withdrawn by Lender, no further LIBOR Loan shall be made nor shall Borrower have the right to convert a Prime Rate Loan to a LIBOR Loan.

     (n) Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding Interest Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon its demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Section 3.3(n), including, but not limited to, any interest or fees payable by Lender to lenders of funds obtained by Lender in order to make or maintain LIBOR Loans hereunder.

     (o) BORROWER AGREES TO INDEMNIFY AND TO HOLD LENDER (INCLUDING ANY PARTICIPANT) HARMLESS FROM ANY LOSS OR EXPENSE WHICH LENDER OR SUCH PARTICIPANT MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) DEFAULT BY BORROWER IN PAYMENT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON ANY LIBOR LOANS, AS AND WHEN THE SAME SHALL BE DUE AND PAYABLE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY SUCH LOSS OR EXPENSE ARISING FROM INTEREST OR FEES PAYABLE BY LENDER OR SUCH PARTICIPANT TO LENDERS OF FUNDS OBTAINED BY EITHER OF THEM IN ORDER TO

MAINTAIN THE LIBOR LOANS HEREUNDER, (B) DEFAULT BY BORROWER IN MAKING A BORROWING OR CONVERSION AFTER BORROWER HAS GIVEN A NOTICE IN ACCORDANCE WITH
SECTION 3.3(G) HEREOF, (C) ANY PREPAYMENT OF LIBOR LOANS ON A DAY WHICH IS NOT THE LAST DAY OF THE INTEREST PERIOD APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, PREPAYMENTS ARISING AS A RESULT OF THE APPLICATION OF THE PROCEEDS OF COLLATERAL TO THE REVOLVING LOANS AND (D) DEFAULT BY BORROWER IN MAKING ANY PREPAYMENT AFTER BORROWER HAD GIVEN NOTICE TO LENDER THEREOF. THE DETERMINATION BY LENDER OF THE AMOUNT OF ANY SUCH LOSS OR EXPENSE, WHEN SET FORTH IN A WRITTEN NOTICE TO BORROWER, CONTAINING LENDER'S CALCULATIONS THEREOF IN REASONABLE DETAIL, SHALL BE CONCLUSIVE ON BORROWER IN THE ABSENCE OF MANIFEST ERROR. CALCULATION OF ALL AMOUNTS PAYABLE UNDER THIS PARAGRAPH WITH REGARD TO LIBOR LOANS SHALL BE MADE AS THOUGH LENDER HAD ACTUALLY FUNDED THE LIBOR LOANS THROUGH THE PURCHASE OF DEPOSITS IN THE RELEVANT MARKET AND CURRENCY, AS THE CASE MAY BE, BEARING INTEREST AT THE RATE APPLICABLE TO SUCH LIBOR LOANS IN AN AMOUNT EQUAL TO THE AMOUNT OF THE LIBOR LOANS AND HAVING A MATURITY COMPARABLE TO THE RELEVANT INTEREST PERIOD PROVIDED, HOWEVER, THAT LENDER MAY FUND EACH OF THE LIBOR LOANS IN ANY MANNER LENDER SEES FIT AND THE FOREGOING ASSUMPTION SHALL BE USED ONLY FOR CALCULATION OF AMOUNTS PAYABLE UNDER THIS PARAGRAPH. IN ADDITION, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, LENDER SHALL APPLY ALL PROCEEDS OF COLLATERAL AND ALL OTHER AMOUNTS RECEIVED BY IT FROM OR ON BEHALF OF BORROWER (I) INITIALLY TO THE PRIME RATE LOANS AND (II) SUBSEQUENTLY TO LIBOR LOANS; PROVIDED, HOWEVER, (X) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR (Y) IN THE EVENT THE AGGREGATE AMOUNT OF OUTSTANDING LIBOR LOANS EXCEEDS NET AVAILABILITY OR THE APPLICABLE MAXIMUM LEVELS SET FORTH THEREFOR, LENDER MAY APPLY ALL SUCH AMOUNTS RECEIVED BY IT TO THE PAYMENT OF OBLIGATIONS IN SUCH MANNER AND IN SUCH ORDER AS LENDER MAY ELECT IN ITS REASONABLE BUSINESS JUDGMENT. IN THE EVENT THAT ANY SUCH AMOUNTS ARE APPLIED TO REVOLVING LOANS WHICH ARE LIBOR LOANS, SUCH APPLICATION SHALL BE TREATED AS A PREPAYMENT OF SUCH LOANS AND LENDER SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER. THIS COVENANT SHALL SURVIVE TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OUTSTANDING OBLIGATIONS.

     (p) Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "REGULATORY CHANGE" shall mean, with respect to Lender, any change after the date of this Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including Lender of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), Lender either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of Lender which includes LIBOR Loans or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if Lender so elects by notice to Borrower the obligation of Lender to make or continue, or to convert Prime Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

     (q) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Prime Rate Loan at the end of the last Interest Period therefor.

     (r) Lender shall, at the request of Borrower, deliver to Borrower a statement showing the quotations given by The Chase Manhattan Bank and the computations used in determining any interest rate pursuant to Section 3.3 hereof.

     3.4 Fees. Borrower shall pay to Lender:

     (a) Loan Facility Fee. At closing, and at the time of each increment contemplated in Section 10.3(c) and at the beginning of each three-year renewal term, a Loan Facility Fee in the amount set forth in Section 10.3(c).

     (b) Commitment Fee. At closing, the balance of a nonrefundable Commitment Fee in the amount set forth in Section 10.3(d), which shall have been remitted to Lender in part in the amount set forth in Section 10.3(d) prior to the Closing Date; provided that the remaining balance of such Commitment Fee paid on the Closing Date shall be applied to the Loan Facility Fee described in Section 3.4(a).

     (c) Intentionally Omitted.

     (d) Unused Line Fee. Monthly, on the first day of each month, in arrears, an Unused Line Fee for each month during the initial and each renewal Term at the rate per annum set forth in Section 10.3(f), calculated upon the amount, if any, by which the Maximum Credit exceeds the average outstanding daily principal balance during the preceding month of all Revolving Loans plus each Letter of Credit.

     (e) Collateral Management Fee. Monthly, on the first day of each month during the initial and each renewal Term, a Collateral Management Fee for the immediately preceding month (or part thereof) in the amount set forth in Section 10.3(i).

     (f) Letter of Credit Guaranty Fee. In consideration of the Letter of Credit Guaranty of Lender, the Letter of Credit Guaranty Fee which shall be an amount equal to (a) one percent on the face amount of each Letter of Credit payable upon issuance thereof per annum, payable monthly on the first day of each month during the initial and each renewal Term.

     (g) Additional Letter of Credit Fees. Any and all charges, fees, commissions, costs and expenses charged to Lender for Borrower's account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto, which will be charged to the Revolving Loan Account in full when charged to, or paid by Lender, or as may be due upon any termination of this Agreement hereof, and when made by any such Issuing Bank shall be conclusive on Lender.

     3.5 Capital Adequacy. In the event that Lender or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that subsequent to the Closing Date any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by Lender or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's or such participant's capital as a consequence of its obligations hereunder to a level below that which Lender or such participant could have achieved but for such adoption, change or compliance (taking into consideration Lender or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by Lender or such participant to be material, then, from time to time, Borrower shall pay no later than five days following demand to Lender or such participant such additional amount or amounts as will compensate Lender or such participant for such reduction. In determining such amount or amounts, Lender or such participant may use any reasonable averaging or attribution methods. The protection of this Section 3.5 shall be available to Lender or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of Lender or such participant setting forth such amount or amounts as shall be necessary to compensate Lender or such participant with respect to this Section 3.5 and the calculation thereof when delivered to Borrower shall be conclusive on Borrower absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event Lender or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by Borrower in whole or in part exceed the amount which Lender or such participant actually required pursuant hereto, the excess, if any, shall be returned to Borrower by Lender or such participant.

     3.6 Additional Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Lender or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (a) subject Lender or such participant to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Lender or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of Lender or such participant by the federal government or the jurisdiction in which it maintains its principal office);

     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by Lender or such participant by reason of or in respect to this Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on Lender or such participant any other condition with respect to this Agreement or any other document, and the result of any of the foregoing is to increase the cost to Lender or such participant of making, renewing or maintaining its loans hereunder by an amount that Lender or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that Lender or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case Borrower shall pay Lender or such participant, within five (5) days following its demand, such additional cost or, within thirty (30) days following its demand, such reduction, as the case may be. Lender or such participant shall certify the amount of such additional cost or reduced amount to Borrower and the calculation thereof and such certification shall be conclusive upon Borrower absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event Lender or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by Borrower in whole or in part exceed the amount which Lender or such participant actually required pursuant hereto, the excess, if any, shall be returned to Borrower by Lender or such participant.

4.   GRANT OF SECURITY INTEREST

     4.1 Grant of Security Interest. To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.

     4.2 Obligations. "OBLIGATIONS" shall mean any and all loans, advances and extensions of credit made or to be made by Lender to Borrower or to others for Borrower's account (including, without limitation, all Revolving Loans and Letter of Credit Guaranties, any and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however arising or evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise, Borrower's liability to Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking that Lender may make or issue for Borrower's account, including any accommodation extended with respect to applications for Letters of Credit, Lender's acceptance of drafts or Lender's endorsement of notes or other instruments for Lender's account and benefit, and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

     4.3 Collateral. "COLLATERAL" shall mean all of the following property of
Borrower:

     (a) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts, interests in goods represented by accounts for goods sold or leased or for services rendered, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property; general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

     (b) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to all inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and, pursuant to Borrower's manufacturing services agreements with account debtors, all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

     (c) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any personal property in or upon which Borrower has or may hereafter have a security interest, lien or right of setoff;

     (d) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of Borrower, any computer service bureau or other third party;

     (e) All funds in any and all deposit accounts maintained with Chase Bank of Texas, National Association; and

     (f) All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

     4.4 Inventory. Borrower agrees to safeguard, protect and hold all inventory for Lender's account and make no disposition thereof except in the ordinary course of its business, as herein provided. Borrower represents and warrants that inventory set forth in Section 4 will be sold and shipped by Borrower to its customers only in the ordinary course of Borrower's business, and then only on open account and on terms currently being extended by Borrower to its customers, provided that, absent the prior written consent of Lender, Borrower shall not sell inventory on a consignment basis nor retain any lien or security interest in any sold inventory unless such security interest is in accordance with credit terms extended by Borrower to such account debtor. Upon the sale, exchange, or other disposition of inventory, as herein provided, the security interest in the inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, trade accounts receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Borrower hereby agrees to immediately forward any and all proceeds of Collateral to Lender, and to hold any such proceeds (including any notes and instruments), in trust for Lender pending delivery to Lender. Irrespective of Lender's perfection status in any and all of Borrower's general intangibles, including, without limitations, any trademarks, copyrights or licenses with respect thereto, Borrower hereby irrevocably grants Lender a royalty free license to sell, or otherwise dispose or transfer, in accordance with Section 7.2 of this Agreement, and the applicable terms hereof, of any of the inventory upon the occurrence of an Event of Default which has not been waived in writing by Lender.

     4.5 Cash and Financial Assets Security. Borrower agrees that upon Lender's request, it will execute a Pledge Agreement ("PLEDGE AGREEMENT") with respect to Borrower's deposit account at Chase Bank of Texas, National Association. Borrower, Chase Bank of Texas, National Association and Lender have executed or will execute a Tri-Party Control Agreement ("CONTROL AGREEMENT") with respect to such account.

     4.6 Continuation of Security Interest. The rights and security interests granted to Lender hereunder are to continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Revolving Loan Account maintained in Borrower's name may from time to time be temporarily in a credit position, until the final payment in full to Lender of all Obligations and the termination of this Agreement. Any delay, or omission by Lender to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by Lender. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     4.7 Election of Remedies. Notwithstanding Lender's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, Lender shall have the right in its sole discretion to determine which rights, liens, security interests or remedies Lender shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of Lender's rights hereunder.

     4.8 Credit Balances and Security. Any balances to the credit of Borrower and any other property or assets of Borrower (now or hereafter acquired) in the possession or control of Lender may be held by Lender as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest Lender may have in any other assets of Borrower, shall secure payment and performance of all now existing and future Obligations. Lender may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

     4.9 General Intangibles. Borrower possesses all general intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and Borrower shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. Borrower shall deliver to Lender, and/or shall cause the appropriate party to deliver to Lender, from time to time such pledge or security agreements with respect to general intangibles (now owned or hereafter acquired) of Borrower and its subsidiaries as Lender shall require to obtain valid first liens thereon. In furtherance of the foregoing, Borrower shall provide timely notice to Lender of any additional patents, trademarks, tradenames, service marks, copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and Borrower shall execute such documentation as Lender may reasonably require to obtain and perfect its lien thereon. Borrower hereby irrevocably grants to Lender a royalty-free, non-exclusive license in the general intangibles set forth in Section 4, including tradenames, trademarks, copyrights, patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any inventory bearing any of the general intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or inventory bearing any of the general intangibles, including use of the equipment for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Agreement and irrespective of Lender's lien and perfection in any general intangibles.

5.   COLLECTION AND ADMINISTRATION

     5.1 Collections. Borrower will, at its expense as Lender requests, direct that all remittances and all other proceeds of accounts and other Collateral be sent to its present lock box unless otherwise approved by Lender, and deposited into a bank account selected by Lender with arrangements with the bank providing that all funds deposited in the bank account are to be transferred solely to Lender. Borrower shall bear all risk of loss of any funds deposited into such account. In connection therewith, Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other proceeds received by Borrower shall be held in trust for Lender and immediately remitted to Lender in kind.

     5.2 Charges to Loan Account. At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due, as principal to a loan account of Borrower maintained by Lender (the "REVOLVING LOAN ACCOUNT"). Interest, fees for the Letter of Credit Guaranty, the Unused Line Fee and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

     5.3 Payments. All Obligations shall be payable at Lender's bank designated in Section 10.5(b) or at such other bank or place in New York as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans or to any other Obligations then due, in whatever order or manner Lender shall determine. For purposes of determining Gross Availability and Net Availability and for the calculation of the Minimum Borrowing, remittances and other payments will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower will be credited with remittances and other payments for the number of days set forth in Section 10.3(b) after the day Lender has received advice of receipt of remittances in Lender's account at Lender's Bank. For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which Lender or banks located in states where Lender has its offices, are authorized to close.

     5.4 Loan Account Statements. Lender shall render to Borrower monthly a Revolving Loan Account statement. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

     5.5 Direct Collections. Upon an Event of Default, the Lender may, at any time, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification by telephone, in writing or otherwise of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof, (d) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after an Event of Default, continuing for thirty (30) days (without any additional grace period that may be provided by Section 7.2 hereof), change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, and (f) after an Event of Default, continuing for thirty (30) days (without any additional grace period that may be provided by Section 7.2 hereof), extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

     5.6 Attorney-in-Fact. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact and authorizes Lender at Borrower's sole expense, to exercise at any times in Lender's discretion all or any of the powers necessary for Lender to obtain information about the Collateral or to enforce Lender's rights in accordance with law and with this Agreement.

     5.7 Liability. Borrower hereby releases and exculpates Lender, its officers and employees from any liability arising from any acts under this Agreement or in furtherance thereof, except for gross negligence or willful misconduct. Lender and Borrower will not have any liability to each other for lost profits or other special or consequential damages.

     5.8 Administration of Accounts. After written notice by Lender to Borrower or without notice after an Event of Default, within forty-five (45) days following such written notice or Event of Default, Borrower shall not, outside of the ordinary course of business: (a) amend, modify, settle or compromise any of the accounts or any other Collateral which includes a monetary obligation,
(b) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (c) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

     5.9 Documents. Borrower shall reasonably deliver to Lender, as Lender or Lender's counsel may request, all documents, schedules, invoices, proofs of delivery, purchase orders, statements, contracts and all other information evidencing or relating to the Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.5, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return at Borrower's expense.

     5.10 Access. Lender shall have access, prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting or copying the Collateral, and all Borrower's books and records. Lender, at no charge, may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower.

     5.11 Environmental Audits. From time to time, but not more frequently than annually (provided Borrower is not in default) as requested by Lender, at the sole expense of Borrower, Borrower shall provide Lender, or its designee, complete access to all of Borrower's facilities for the purpose of conducting an environmental audit of such facilities as Lender may deem necessary.

6.   ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to
Borrower:

     6.1 Financial and Other Reports. Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied. Borrower shall, at its expense on or before the third Business Day of each week, deliver to Lender true and complete weekly inventory reports relating to the prior week. Borrower shall, at its expense (a) on or before the fifteenth (l5th) day of each month, deliver to Lender: (i) true and complete monthly agings of its accounts receivable and accounts payable and (ii) monthly inventory reports; (b) on or before the thirtieth (30th) day of each month, deliver to Lender internally prepared unaudited interim financial statements, including, without limitation, balance sheets, and income statements; and (c) on or before the forty-fifth
(45th) day following the end of each fiscal quarter, deliver to Lender (i) Borrower's quarterly report and (ii) Borrower's internally prepared unaudited interim financial statements, including, without limitation, balance sheets, and income statements for the last month of the fiscal quarter then ended. All of the financial statements provided pursuant to subsection (b) shall (a) be calculated for the prior month and (b) be calculated with year to date calculations and shall contain (a) comparisons of the prior month to the same month of the prior fiscal year and (b) comparisons of the prior month to the same month as set forth in the projections provided to Lender pursuant to this
Section 6.1. Annually, Borrower shall deliver audited financial statements of Borrower accompanied by the report and opinion thereon of Borrower's independent certified public accountants, as soon as available, but in no event later than ninety (90) days after the end of Borrower's fiscal year. All income statements provided pursuant to this Section 6.1 shall contain calculations disclosing depreciation, amortization and Capital Expenditures (all determined in accordance with GAAP) calculated for each month and year-to-date. In addition, annually, Borrower shall provide cash flow projections in a format acceptable to Lender, within forty-five (45) days after the end of Borrower's fiscal year end, including, without limitation, monthly projections, income statements, statements of cash flow and balance sheets. All of the foregoing shall be in such form and together with such information with respect to the business of Borrower or any guarantor, as Lender may in each case request and shall be satisfactory to Lender in form and substance.

     6.2 Trade Names. Borrower may from time to time render invoices under its trade names set forth in Section 10.5(g) and, Borrower represents that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and (c) Lender may receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

     6.3 Losses. Borrower shall promptly notify Lender in writing of any material loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.

     6.4 Books and Records. Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in Section 10.5(d). Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Section 10.5(f) hereof, except Borrower may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, amendments, financing documents and security and other agreements as Lender may reasonably require.

     6.5 Title. Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind ("Liens") except in favor of Lender and except, if any, those set forth on Schedule A hereto. Borrower shall not permit any junior Liens to exist on any of the Collateral unless an intercreditor agreement satisfactory to Lender in its sole discretion is executed between Lender and any junior lienholder.

     6.6 Disposition of Assets. Borrower shall not directly or indirectly, without prior written consent of Lender: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than sales of inventory to buyers or the sale of equipment in the ordinary course of business) or (b) except as permitted by
Section 6.18, (i) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower or
(ii) form or acquire any interest in any firm, corporation or other entity.

     6.7 Insurance. Borrower shall at all times maintain, with financially sound and reputable insurers, adequate insurance with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to

Lender of cancellation or reduction of coverage. Lender may obtain at Borrower's expense, any such insurance should Borrower fail to do so and adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall provide evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time, (a) in the event of a continuing Event of Default, to the cost of repairs to or replacement of any portion of the Collateral and/or (b) at Lender's option, to payment of or as security for any of the Obligations in any order or manner as Lender determines.

     6.8 Compliance With Laws. Borrower is and at all times will continue to be in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to income, withholding, excise, property and social security taxes, minimum wages, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Borrower or its property. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral when due, unless the same are being contested in good faith. Lender may establish Reserves for the amount contested and penalties which may accrue thereon.

     6.9 Accounts. With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied and the Eligibility criteria will continue to be satisfied. All statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all material respects what they purport to be.

     6.10 Equipment. With respect to Borrower's equipment, Borrower shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

     6.11 Financial Covenants. Borrower shall at all times maintain a Fixed Charge Coverage Ratio in the amount set forth in Section 10.4(b), and Borrower shall not, directly or indirectly, expend or commit to expend, for fixed or capital assets (including capital lease obligations) an amount in excess of the capital expenditure limit set forth in Section 10.4(a) in any fiscal year of Borrower without Lender's written approval. Borrower shall provide a Compliance Certificate to Lender on the forty-fifth (45th) day following the end of each of Borrower's fiscal quarters setting forth Borrower's compliance with the provisions of this Section 6.11 and Section 10.4 hereof. Based upon the Compliance Certificate, the Applicable LIBOR Margin may be adjusted as of the "ADJUSTMENT DATE" which shall occur five Business Days after Lender receives the Compliance Certificate required to be delivered according to this Section 6.11.

     6.12 Affiliated Transactions. Borrower will not, directly or indirectly:
(a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity; or (b) declare, pay or make any dividend, redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding except as provided under Borrower's shareholder rights plan provided to Lender prior to closing; or (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower; or (d) make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower except in the ordinary course of business for travel advances and stock incentive plan provided to Lender prior to closing, (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower.

     6.13 Fees and Expenses. Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defense asserted by Lender or claims or defense against Lender asserted by Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations including field examiner travel, food and lodging, plus a per diem charge at the rate set forth in Section 10.3(g) for Lender's examiners in the field and office; and (e) the costs, disbursements and fees of in-house and outside counsel to Lender, including but not limited to such fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding or litigation between the parties hereto, any third party and in any appeals arising therefrom.

     6.14 Further Assurances. At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, or Lender's counsel, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, in accordance with law and with this Agreement without Borrower's signature, and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

     6.15 Environmental Condition. To Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any material manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. To Borrower's knowledge, Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency any action or omission by Borrower resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the environment. Borrower is and will continue to be in compliance (in all material respects) with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.

     6.16 Year 2000 Compliance. Borrower has taken all commercially reasonable action necessary to assure that its computer-based systems are able to effectively process data including dates and date sensitive functions. Borrower has relied on representations made by third parties regarding the adequacy of certain systems. Borrower represents and warrants to Borrower's knowledge that the Year 2000 problem will not result in a material adverse effect on Borrower's business condition. Upon request, Borrower shall provide to Lender information obtained and actions taken to assure that Borrower's computer systems and software are Year 2000 compliant on a timely basis. Borrower shall immediately advise Lender in writing of any material changes in Borrower's Year 2000 plan, timetable or budget.

     6.17 State of Incorporation. If Borrower is a corporation, it is duly organized, existing and in good standing under the laws of the state set forth in Section 10.5(h).

     6.18 Acquisitions and Stock Repurchases. Unless Lender provides written consent, Borrower shall not (a) make any acquisition of any assets or entities or (b) acquire any treasury stock, unless after making such acquisition, (a) Borrower has Net Availability of at least $3,000,000 and (b) no Event of Default exists.

     6.19 Material Adverse Effect. As of the Closing Date, to Borrower's knowledge, no condition exists that could have a material adverse change in the Borrower's business, prospects, profitability, assets or operations.

     6.20 Additional Conditions. The following matters shall be completed prior to the Closing Date, in form and substance satisfactory to Lender: (a) an updated examination of the Borrower's books and records, (b) background checks on Angelo A. DeCaro, Jr., Borrower's President and on Richard S. Chilinski, Borrower's Senior Vice President and Chief Financial Officer, and (c) any other matters or documentation that Lender may request

7.   EVENTS OF DEFAULT AND REMEDIES

     7.1 Events of Default. All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "EVENTS OF DEFAULT":

     (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender; provided that Borrower shall have thirty (30) days from the date that Borrower has or should have notice of a violation of any of the financial covenants set forth in Section 6.11 hereof to cure such Event of Default;

     (b) Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading in any material respect;

     (c) Any guarantor revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

     (d) Any judgment or judgments aggregating in excess of the amount set forth in Section 10.5(i) or any injunction or attachment is obtained against Borrower or any guarantor, which remains unstayed for a period of ten (10) days or is enforced; provided that it shall not be an Event of Default hereunder if Borrower is contesting such judgment or judgments in good faith by appropriate proceedings, and has established such reserves as may be required by GAAP;

     (e) Borrower or any guarantor dies or ceases to exist or the usual business of Borrower or any guarantor ceases or is suspended;

     (f) Except as authorized by Borrower's board of directors, any change in the chief executive officer or chief operating officer;

     (g) Any change in the controlling ownership of Borrower, which change in controlling ownership constitutes the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding capital stock of Borrower;

     (h) Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

     (i) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor;

     (j) The indictment of Borrower or any guarantor under any criminal statute, or commencement of criminal or civil proceedings against Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor which Lender believes may have a material adverse effect on the Collateral or Borrower's business;

     (k) Any default or event of default occurs on the part of Borrower under any material provision of any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound; provided that it shall not be an Event of Default hereunder if Borrower is contesting in good faith and by appropriate proceedings or action the determination that such default or event of default has occurred;

     (1) Lender in good faith believes that either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to secure fully the Obligations; or

     (m) Any material change occurs in the nature or conduct of Borrower's business.

     7.2 Remedies. Upon the occurrence of an Event of Default, which Event of Default is continuing for ten (10) days (other than an Event of Default pursuant to a violation of Section 5.5 hereof), and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) (in the case of program inventory, only after an applicable account debtor's failure to purchase its program inventory at a price acceptable to Lender), at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

     7.3 Application of Proceeds. Lender may apply the cash proceeds of Collateral other than accounts actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

     7.4 Lender's Cure of Third Party Agreement Default. Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's Revolving Loan Account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

8.   JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS

     8.1 JURY TRIAL WAIVER. BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT WILL LENDER OR BORROWER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL AFFECT THE BORROWER'S OBLIGATION TO PAY ALL AMOUNTS OWING UNDER THIS AGREEMENT.

     8.2 Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

     8.3 Jurisdiction. Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State of New York with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State of New York, in New York County, and Borrower waives any objection based on FORUM NON CONVENIENS and any objection to venue in connection therewith.

     8.4 No Waiver by Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

9.   TERM OF AGREEMENT; MISCELLANEOUS

     9.1 Term. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term set forth in Section 10.6 from the date hereof and shall be deemed automatically renewed, based upon all of the terms and provisions of this Agreement, for successive terms of equal duration thereafter unless terminated as of the end of the initial or any renewal term (each a "TERM") by either party giving the other written notice at least sixty (60) days' prior to the end of the then current Term.

     9.2 Early Termination. Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice and payment in full of all of the Obligations as provided herein, including the Early Termination Fee set forth in Section 10.3(h), unpaid and earned Loan Facility Fee and any other fees then owed to Lender as set forth in the Agreement. Thirty days after receipt of such early termination notice, Lender need not make any further Revolving Loans. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default in accordance with Section 7. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, Borrower shall pay Lender forthwith, in full, payment in all Obligations, including Early Termination Fee, unpaid and earned Loan Facility Fee and any other fees then owed to Lender as set forth in this Agreement. In view of the impracticality and extreme difficulty of ascertaining actual damages, the Early Termination Fee shall be in the amounts set forth in Section 10.3(h); provided that Borrower shall not owe such Early Termination Fee if Borrower refinances the Revolving Loans with the proceeds of a loan made by Chase Bank or Chase Bank of Texas, N.A. at any time after the first annual anniversary of the Closing Date.

     9.3 Termination Indemnity Deposit. Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Letters of Credit and Letter of Credit Guaranties or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

     9.4 Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
Section 10.5(a) and to Borrower at its chief executive office set forth in
Section 10.5(d), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telescope (fax), immediately upon confirmed receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three (3) days after mailing with confirmed receipt.

     9.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

     9.6 Entire Agreement; Amendments; Assignments. This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower unless otherwise agreed-to in writing by Lender.

     9.7 Discharge of Borrower. No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

     9.8 Usage. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

     9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     9.10 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     9.11 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the Maximum Rate, nor shall any provisions hereof be construed as a contract to pay, for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate. If any provisions of this Agreement contravene any such law, such provisions shall be deemed amended to conform to such law. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Agreement or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Agreement; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Agreement so that the interest for the entire term does not exceed the Maximum Rate.

10.  ADDITIONAL DEFINITIONS AND TERMS

     10.1 Definitions Applicable to Revolving Loans and Other Credit Accommodations.

          (a) Maximum Credit:         $35,000,000.00

          (b) Gross Availability
              Formulas:

                  Eligible Accounts
                  Percentage:         85%, provided that the Dilution Percentage
                                      does not exceed 5%. The Dilution
                                      Percentage is the sum of Borrower's
                                      credits, allowances, discounts,
                                      write-offs, contra-accounts and offsets
                                      and deductions which reduce the value of accounts receivable (exclusive of warranties) divided by gross invoices. The
                                      Dilution Percentage shall be calculated on a rolling 90 day average. If the Dilution
                                      Percentage exceeds 5% then the Eligible
                                      Accounts Percentage shall be reduced by 1% for every 1% in Dilution Percentage above
                                      5%.

                  Eligible Inventory
                  Percentages:

                      Eligible
                      Inventory
                      Percentage
                      for Finished
                      Goods: 50% of finished goods inventory less than 45 days from the date of manufacture and backed by executed purchase orders.

                      Eligible
                      Inventory
                      Percentage
                      for Component
                      Parts:          14% of component parts inventory

                      Eligible
                      Inventory
                      Percentage
                      for Work in
                      Progress:       35% of work in progress inventory

                                      (Eligible Inventory values are subject to completion of an orderly liquidation value appraisal from an appraiser acceptable to Lender, the cost of such appraisal to be borne by Borrower.)

     (c) Inventory Sublimit(s):       $7,000,000.00

     (d) Maximum days after Invoice
         Date for Eligible Accounts:  90 Days

     (e) Minimum Borrowing:           $3,000,000.00

     (f) Customer Deposits:           Customer inventory prepayments or cash
                                      deposits that are held by Borrower, unless such customer and Borrower have executed a non-offset agreement satisfactory to
                                      Lender.

     (g) Minimum Excess
         Availability:                $5,000,000.00 at closing only

10.2 Financial Covenant Definitions.

     (a) Capital Expenditures:        For any period the aggregate of all
                                      expenditures of Borrower during such
                                      period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of Borrower.

     (b) EBITDA:                      In any period, all earnings of Borrower
                                      before all (i) interest and tax
                                      obligations, (ii) depreciation and (iii) amortization for said period, but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period not in the ordinary course of business, all determined in accordance with GAAP on a consistent basis with the latest audited financial statements of
                                      Borrower.

     (c) Fixed Charge Coverage
         Ratio: For the relevant period, which shall be determined on a rolling twelve-month basis and which shall be tested at the end of each of Borrower's fiscal quarters, the ratio determined by dividing EBITDA by the sum of (a) all interest expense, (b) principal payments, other than principal to be repaid on the Revolving Loans, and (c) all federal, state and local income tax expenses as reflected in Borrower's financial statements.

     (d) GAAP:                        Generally accepted accounting principles
                                      in the United States of America as in
                                      effect from time to time and for the
                                      period as to which such accounting
                                      principles are to apply, provided that in the event Borrower has a change in its accounting principles as applied as of the Closing Date, Borrower shall provide such statements of reconciliation as shall be in form and substance) acceptable to Lender.

     (e) Net Income:                  Net income will be determined in
                                      accordance with GAAP and will be
                                      calculated, after tax and excluding extra ordinary gains.

     (f) Net Loss:                    Net loss shall be determined in accordance
                                      with GAAP.

10.3 Interest, Fees & Charges.

     (a) Applicable Rate:             (a) During the period that a Revolving
                                      Loan is a Prime Rate Loan, the Prime Rate plus the Applicable Prime Rate Margin per annum and (b) during the period that a Revolving Loan is a LIBOR Loan, LIBOR plus the Applicable LIBOR Margin.

     (b) Clearance:                   Two Business Days

     (c) Loan Facility Fee:           $100,000, plus an additional $10,000 for
                                      every $2,000,000 increment funded as a
                                      Revolving Loan above $20,000,000 up to a cumulative maximum fee of $175,000;
                                      provided that such additional increments shall not include any cash-secured borrowings

     (d) Commitment Fee:              $100,000, to be paid in the amount of
                                      $75,000 prior to the Closing Date and
                                      $25,000 at closing.

     (e) Intentionally Omitted

     (f) Unused Line Fee:             .25% per annum, calculated upon the
                                      difference between the Maximum Credit
                                      Amount and the daily average outstanding balance of the Revolving Loan Account

     (g) Field Examination per diem
         charge per examiner          The prevailing rate (currently $750.00 per
                                      diem), plus such examiner's out-of-pocket expenses, not to exceed $5,000

     (h) Early Termination Fee:

                 First year:          $150,000
                 Second year:         $ 75,000
                 Third year:          $ 50,000

     (i) Collateral Management Fee:   $2,000 per month, or any part thereof

     (j) Maximum Rate:                At any time, the maximum rate of interest
                                      under applicable law that Lender may
                                      charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the loan documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
                                      For purposes of determining the Maximum
                                      Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas
                                      Finance Code.

10.4 Financial Covenants and
     Ratios:

     (a) Capital Expenditures per
         fiscal year:                 $4,000,000
     (b) Fixed Charge Coverage
         Ratio:                       at least l.00 to 1.00

10.5 Additional Provisions.

     (a) Lender's Office:             The CIT Group/Business Credit, Inc.
                                      Two Lincoln Centre
                                      5420 LBJ Freeway
                                      Suite 200
                                      Dallas, Texas 75240
                                      Attention: Regional Credit Manager
                                      Telephone: (972) 455-1600
                                      Fax:       (972) 455-1690

     (b) Lender's Bank:               The Chase Manhattan Bank
                                      New York
                                      Account Number: 144016503
                                      ABA Number: 021000021
                                      Reference: XeTel

     (c) Borrower:                    XeTel Corporation:

     (d) Borrower's Chief
         Executive Office:            Sr. Vice President and Chief Financial
                                      Officer

                                      2105 Gracy Farms Lane
                                      Austin, Texas 78758
                                      Telephone: (5l2) 435-1150
                                      Fax:       (512) 834-9250

     (e) Locations of Eligible
         Inventory/Collateral:        See Schedule B attached hereto

     (f) Borrower's Other Offices
         and Locations of Collateral: See Schedule C attached hereto

     (g) Borrower's Trade Names for
         Invoicing:                   See Schedule D attached hereto

     (h) Borrower's State of
         Incorporation:               Delaware

     (i) Judgment Amount              $250,000.00

10.6 Term.                            Three Years

     IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement this ___ day of March, 2000.


LENDER                                   BORROWER:

THE CIT GROUP/BUSINESS CREDIT, INC.      XETEL CORPORATION


By: /s/ GRANT WEISS                      By: /s/ RICHARD S. CHILINSKI
   -----------------------------------      ------------------------------------
   Name:  Grant Weiss                       Name:
   Title: Assistant Vice President          Title: SR. V.P. & CFO